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                                                                       EXHIBIT 5

                                SIDLEY & AUSTIN
                           ONE FIRST NATIONAL PLAZA
                           CHICAGO, ILLINOIS  60603
                               December 20, 1996


First Commonwealth, Inc.
Suite 600
444 North Wells Street
Chicago, Illinois  60610

     Re: Registration of 231,399 Shares of Common Stock, $.001 par value, and associated Preferred Stock Purchase Rights
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Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed on the date hereof by First Commonwealth, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 231,399 shares of Common Stock, $.001 par value (the "Shares"), of the Company, together with 231,399 Preferred Stock Purchase Rights (the "Rights") associated therewith, to be sold by certain selling stockholders (the "Selling Stockholders") identified in the Registration Statement. The terms of the Rights are set forth in the Rights Agreement dated as of November 1, 1995 (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

     We are familiar with the proceedings to date with respect to the proposed offering and sale of the Shares, together with the associated Rights, and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2.   The Shares are legally issued, fully paid and non-assessable.
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First commonwealth, Inc.
December 20, 1996
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     3.  Rights associated with the Shares will be legally issued when such
Rights shall have been duly issued in accordance with the terms of the Rights Agreement.

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     This opinion is limited to the General Corporation Law of the State of Delaware and the Securities Act.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                                 Very truly yours,


                                                 Sidley & Austin